(h)(3)(i)

          FORM OF AMENDED SCHEDULE A TO THE FUND ACCOUNTING AGREEMENT.

                                     FORM OF

                                   SCHEDULE A

                        TO THE FUND ACCOUNTING AGREEMENT

                                     BETWEEN

                           AMERICAN PERFORMANCE FUNDS

                                       AND

                         BISYS FUND SERVICES OHIO, INC.

                                  JULY 1, 2004

FUNDS

Equity Fund
Small Cap Equity Fund
Balanced Fund
Growth Equity Fund
Bond Fund
Intermediate Bond Fund
Intermediate Tax-Free Bond Fund
Short-Term Income Fund
U.S. Treasury Fund
Cash Management Fund
Institutional Cash Management Fund
Institutional U.S. Treasury Fund
Institutional Tax-Exempt Money Market Fund